                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[X] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                    American Industrial Properties REIT
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


                    American Industrial Properties REIT
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
* Set forth the amount on which the filing fee is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:


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                        AMERICAN INDUSTRIAL PROPERTIES
=====================================REIT=======================================

                                                                October 31, 1994

Dear Fellow Shareholder:

     In our previous letters to you, we warned you that Paul Koether was likely to engage in a negative campaign of misleading accusations in his quest for control of the Trust. His talent for deception and mischaracterization is, in our view, unparalleled. As we expected, he has accused the Trust Managers of "lying" to you about him. We welcome the opportunity to let you decide who is being truthful and straightforward with you - and who is not.

                               YOU BE THE JUDGE

KOETHER SAYS WE LIED ABOUT...                 YOU DECIDE...

THE COURTS CALLING KOETHER AND HIS            BOTH THE DELAWARE SUPREME COURT
ASSOCIATES "GREENMAILERS."                    AND THE DELAWARE COURT OF
                                              CHANCERY HAVE LABELED KOETHER AND
                                              HIS ASSOCIATES AS GREENMAILERS.
                                              FOR EXAMPLE, ONE COURT DESCRIBED A
                                              KOETHER-CONTROLLED ENTITY AS
                                              DEALING "... IN MANY FORMS OF
                                              SHAREHOLDER BLACKMAIL, I.E.,
                                              GREENMAIL, IN ATTEMPTS TO GAIN
                                              CONTROL OF CORPORATIONS AND BE
                                              BOUGHT OUT AT SUBSTANTIAL
                                              PREMIUMS."

AMERICAN HOLDINGS NEVER HAVING PAID A         AMERICAN HOLDINGS' LATEST 10-K
DIVIDEND.                                     FILED WITH THE SEC SPECIFICALLY
                                              STATES "THE COMPANY (AMERICAN
                                              HOLDINGS) HAS NEVER DECLARED OR
                                              PAID CASH DIVIDENDS ON ITS COMMON
                                              STOCK."

NORTHCORP (KOETHER'S CONTROLLED               ACCORDING TO INFORMATION CONTAINED
SUBSIDIARY) BEING SOLD FOR A PRICE LESS       IN AMERICAN HOLDINGS' LATEST 10-K
THAN THE PURCHASE PRICE.                      AND 10-Q, NORTHCORP WAS SOLD FOR A
                                              PRICE LESS THAN THE PURCHASE
                                              PRICE.

KOETHER ENGAGING COMPUTER MEMORIES IN         ACCORDING TO REPORTS FILED WITH
A PROXY FIGHT.                                THE SEC IN EARLY 1988, KOETHER AND
                                              HIS ASSOCIATES WERE SEEKING TO
                                              GAIN CONTROL OF COMPUTER
                                              MEMORIES AND FILED A LAWSUIT
                                              AGAINST THE COMPANY TO FORCE AN
                                              ANNUAL MEETING. COMPUTER MEMORIES'
                                              1991 10-K STATES THAT, PRIOR TO
                                              THE ANNUAL MEETING FOR ELECTION OF
                                              THE BOARD OF DIRECTORS, KOETHER
                                              ACQUIRED A SUBSTANTIAL BLOCK OF
                                              STOCK WITH THE PROXY TO VOTE THE
                                              SHARES AT THE MEETING. KOETHER
                                              AND HIS ASSOCIATES ULTIMATELY TOOK
                                              CONTROL OF THE COMPANY.

     Unlike Koether, who cites "unnamed sources" for much of his propaganda, the above 10-Ks and court cases are readily available as part of SEC filings or court records. We would be glad to forward copies of the above to any of you upon request.


           6220 North Beltline  Suite 205  Irving, Texas 75063-2656
                      (214) 550-6053  Fax (214) 550-6037
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================================================================================

                      ASK YOURSELF -- WHO CAN YOU TRUST?

     Koether has stated that he has invited several entities to speak to the Trust's management about combining with the Trust, acquiring the Trust or investing in the Trust -- and that we "rebuffed every approach." At our shareholders meeting in May, Koether claimed that we had received and had not responded to inquiries from several companies. We disagreed -- and asked that Koether encourage these parties to put their proposals to us in writing. The few written "proposals" we have received not only contained significant up front and ongoing fees to the proposing parties, but also would have been highly dilutive to the Trust's shareholders -- therefore, we did not pursue them. We have in the past evaluated, and will continue to evaluate, all serious proposals and will support those proposals which we believe are in the best interests of the Trust and ALL of its shareholders, not just Paul Koether and his associates.

                      KOETHER'S STORY DOESN'T ADD UP

     Ask yourself, does Koether's story make sense? Could it really be possible that he wandered into an investment of 870,000 shares, at an average share price of about $2 per share, without any more knowledge than he professes to have today? And why, if he purchased all of his shares since December, 1993, does he spend so much time complaining about events of years past? Koether is a sophisticated investor. We believe he knew what he was getting into. He bought his shares after the Trust's current management was already in place, after the shareholders had already voted not to liquidate the Trust, and after the dividend had already been omitted to commence the process of defeasing the Zero Coupon Notes. What did he see, and why was he willing to make a substantial investment in this Trust? Only Koether knows his true agenda.

     Paul Koether -- just another shareholder seeking a reasonable return on his investment? We don't think so.

                     DON'T LET KOETHER DERAIL OUR PROGRESS

     Despite Koether's misleading rhetoric, the Trust is making significant progress. For example:

          . Funds from operations for the quarter ended September 30, 1994 were $344,000, as compared to $16,000 for the comparable period a year ago.

          . Net operating income has increased over each of the past five quarters.


          . Over the past five quarters, occupancy for the Trust's properties has improved from 87% to 93%.

          . The Trust has recently received a financing commitment from AMRESCO Capital Corporation which, if funded, will provide funding to defease the remaining Zero Coupon Notes.

          . The defeasance will release significant collateral to the Trust to provide future financing alternatives.

          . The liquidity achieved upon defeasance will greatly enhance the Trust's flexibility for future operations.

     We know these are only first steps toward future growth of the Trust. We are committed to a reinstatement of distributions at the earliest possible opportunity. With the progress we have made, we believe that the Trust is poised to move forward -- DON'T LET KOETHER DERAIL OUR PROGRESS FOR HIS OWN AGENDA. The future of the Trust is at stake.


On behalf of your Trust Managers,

/s/ Charles W. Wolcott
Charles W. Wolcott
President and Chief Executive Officer

                                       2

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                                   IMPORTANT

1. Be sure to vote only on the WHITE PROXY CARD. WE URGE YOU NOT TO SIGN ANY BLUE PROXY CARDS YOU RECEIVE FROM AMERICAN HOLDINGS OR ITS ASSOCIATES.

2. If your shares are held in "street name," only your broker or banker can vote your shares and only upon receipt of your specific instructions. Please return the WHITE PROXY CARD in the envelope provided or contact the person responsible for your account and instruct that individual to vote a WHITE PROXY CARD on your behalf today.

3. If you have executed American Holdings blue proxy card, you have every right to change your vote by signing, dating and returning the enclosed WHITE PROXY CARD. Any proxy may be revoked by a later-dated proxy. Only your latest-dated proxy will count at the Annual Meeting of Shareholders.

4. If you have any questions or need assistance in voting your shares, please feel free to contact me, Charles Wolcott, at our toll-free number, 1-800-550-6053, or contact D.F. King & Co., Inc. at 1-800-669-5550.

                      AMERICAN INDUSTRIAL PROPERTIES REIT

  THIS PROXY IS SOLICITED ON BEHALF OF THE TRUST MANAGERS OF THE TRUST FOR THE
                  ANNUAL MEETING TO BE HELD NOVEMBER 21, 1994

P   The undersigned hereby appoints William H. Bricker and Charles W. Wolcott,
R   or either of them, as Proxies, each with the power to appoint his
O   substitute, and hereby authorizes either of them to represent and to vote
X   all of the undersigned's Shares of Beneficial Interest in the Trust held of
Y record on September 29, 1994, at the Annual Meeting of Shareholders to be held on November 21, 1994 or at any postponements or adjournments thereof, on the proposals as directed.

    Proposal 1. Election of Trust          Nominees: William H. Bricker
                Managers.                            Raymond A. Hay
                                                     Charles W. Wolcott

    Proposal 2. Ratification of the
                selection of Ernst &
                Young as independent
                auditors.

    Proposal 3. In their discretion, on
                such other matters as may
                properly come before the
                Annual Meeting or any
                postponements or
                adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DESCRIBED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE FIRST AND SECOND PROPOSALS AND AT THE DIRECTION OF THE PROXIES WITH RESPECT TO THE THIRD PROPOSAL. PLEASE SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE.

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[X]  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

     SHARES IN YOUR NAME   REINVESTMENT SHARES


                                                      FOR     WITHHELD
1. Election of Trust Managers                         / /       / /
   (see reverse).

                                                     FOR  AGAINST  ABSTAIN
2. Ratification of appointment of                    / /    / /      / /
   Ernst & Young as independent auditors

                                                     FOR  AGAINST  ABSTAIN
3. In their discretion, on such other                / /    / /      / /
   matters as may properly come before the
   Annual Meeting or any postponements or
   adjournments thereof.

For, except vote withheld from the following nominee(s):

- --------------------------------------------------------------------------------

THE TRUST MANAGERS RECOMMEND A VOTE FOR ITEMS 1 AND 2.

SIGNATURE(S) ________________________ DATE ____________________________________

SIGNATURE(S) ________________________ DATE ____________________________________

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH
      SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
      IF THE SIGNOR IS A CORPORATION, PLEASE SIGN THE FULL CORPORATE NAME, BY DULY AUTHORIZED OFFICER.